SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): January 10, 2001


                            ELCOM INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                    000-27376                 04-3175156
(State or Other Jurisdiction      (Commission             (I.R.S. Employer
     of Incorporation)            File Number)          Identification Number)


                   10 Oceana Way Norwood, Massachusetts 02062
               (Address of Principal Executive Offices) (Zip Code)


       Registrants telephone number, including area code: (781) 440-3333



(Former Name or Former Address, if Changed Since Last Report)

Item 5.       Other Events

On January 10, 2001, Elcom International, Inc. (the Company) issued a press release, which is filed as Exhibit 99.1 hereto, announcing that it had engaged Dresdner Kleinwort Benson North America LLC (DrKB) to identify and evaluate options available to the Company to maximize stockholder value (the Agreement), including a proposed funding for the Companys eProcurement and eMarketplace technology subsidiary, elcom, inc. (elcom). If the funding is successful, DrKB would receive customary fees, including under certain circumstances, placement fees and warrants of up to 0.5% of elcoms equity. The Company and DrKB also have entered into an amendment to the Agreement as of January 15, 2001, pursuant to which, in the event that the funding effort results in a possible sale of the Company, DrKB is engaged to render financial advisory services to the Company in connection with such possible sale.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)             Not applicable
        (b)             Not applicable
        (c)             Exhibits.

        Number          Description
        99.1            News Release, dated January 10, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ELCOM INTERNATIONAL, INC.


                                             By:     /s/ Peter Rendall
                                                     Peter A. Rendall
                                                     Chief Financial Officer


Date:   January 26, 2001

EXHIBIT INDEX



Exhibit         Description of Exhibit

99.1            News Release, dated January 10, 2001.